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                                                                    EXHIBIT 10.3


                              UNIPHASE CORPORATION
                           CERTIFICATE OF DESIGNATION
                                     OF THE
                            SERIES A PREFERRED STOCK
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Pursuant to Section 151 of the General Corporation Law of the State of Delaware
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The undersigned officers of Uniphase Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:
That, pursuant to the authority conferred upon the Board of Directors of the Corporation by its Restated Certificate of Incorporation (the "Certificate"), the said Board of Directors, at a duly called meeting held on April 8, 1998, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof creating a series of 100,000 shares of Preferred Stock having a par value of $.001 per share, designated as Series A Preferred Stock (the "Series A Preferred Stock") out of the class of 1,000,000 shares of preferred stock, par value of $.001 per share (the "Preferred Stock") of the Corporation:

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate, the Board of Directors does hereby create, authorize and provide for 100,000 shares of its authorized Preferred Stock to be designated and issued as the Series A Preferred Stock;

RESOLVED, that pursuant to the authority of Section 151(a) of the Delaware General Corporate Law, certain matters related to the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Series A Preferred Stock are dependent upon facts ascertainable outside the Certificate or these resolutions (the "External Facts");

RESOLVED, that all External Facts shall be determined and ascertained only in reference to and in accordance with the terms of that certain Series A Preferred Stock Conversion and Redemption Agreement, dated as of May 18, 1998, exclusive of any amendments or modifications thereafter (the "Series A Preferred Stock Agreement"), between the Corporation and Koninklijke Philips Electronics N.V., a company established under the law of the Netherlands ("Philips"), a copy of which is available, upon request, to any holder of the Series A Preferred Stock at the Corporation's principal offices;




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RESOLVED, that all capitalized terms used, but not otherwise defined, in these resolutions shall have the respective meaning ascribed to such terms in the Series A Preferred Stock Agreement;

RESOLVED, that the Series A Preferred Stock shall have the following voting powers, designations, relative, participating, optional and other special rights, preferences and qualifications, limitations and restrictions:

1. Dividends and Distributions. The Series A Preferred Stock shall have no right to dividends or other distributions.

2. Conversion. The Series A Preferred Stock have conversion rights as follows (the "Conversion Rights"):

     (a) Automatic Conversion. On the Issue Date, each share of Series A Preferred Stock which has not been redeemed pursuant to Section 4 below or converted pursuant to Section 2(b) below shall automatically be converted into that number of shares of Common Stock equal to the Per Share Earn-Out Amount divided by the average last reported sale price on the NASDAQ National Market (as published in the Wall Street Journal, Eastern Edition) of one share of Common Stock (as then constituted) over the twenty (20) trading days ending immediately prior to the Issue Date.

     (b) Right to Convert on Occurrence of Redemption Event. All shares of Series A Preferred Stock which has not been redeemed pursuant to
          Section 4 below, shall be convertible, at the request of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, into shares of Common Stock in accordance with this
          Section 2(b) in the event a Redemption Event (as defined in the Series A Preferred Stock Agreement) occurs on or before June 30, 2002. Such Conversion Rights shall be exercisable by a majority of the holders of Series A Preferred Stock on written notice to the Corporation for a period of ninety (90) days following the date Philips (as defined in Section 7 below) determines that a Redemption Event has occurred (the "First Election Period") or, if such Conversion Right is not exercised during the First Election Period, for a period of thirty (30) days preceding July 1, 2002 (the "Second Election Period"). The number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock pursuant to this Section 2(b) shall be equal to the Redemption Price divided by the average last reported sale price on the NASDAQ National Market (as published in the Wall Street




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          Journal, Eastern Edition) of one share of Common Stock (as then constituted) over the twenty (20) trading days ending immediately prior to commencement of the First Election Period (if such Conversion Rights are exercised pursuant to this Section 2(b) during the First Election Period) or the Issue Date (if such Conversion Rights are exercised pursuant to this Section 2(b) during the Second Election Period).

     (c) Mechanics of Conversion. In the event of an automatic conversion of the Series A Preferred Stock pursuant to Section 2(a) hereof or an election by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock to convert all of the Series A Preferred Stock pursuant to Section 2(b) above, the outstanding shares of Series A Preferred Stock shall then be converted automatically without any further action by the holders of such shares into shares of Common Stock and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the occurrence of the event leading to such automatic conversion or the election of the holders, as the case may be, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such dates.

     (d) Reclassifications; Mergers or Consolidations. In the case of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares) or the consolidation or merger of the Corporation with or into another person or of the sale or other disposition of all or substantially all the properties and assets of the




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          Corporation at any time after the date thereof, the shares of the
          Series A Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock, other securities, cash or other property to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such holders had converted such shares of the Series A Preferred Stock into Common Stock. The provisions of this Section 2(d) shall (i) similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions, and (ii) be subject to the rights of the holders of the Series A Preferred Stock pursuant to Section 2(b) above and Section 4 below following the occurrence of a Redemption Event.

     (e) Fractional Shares. In lieu of any fractional shares to which the holder of Series A Preferred Stock would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the value of one share of Common Stock as determined in accordance with Section 2(a) or Section 2(b) hereof as applicable. The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of Series A Preferred Stock held by such holder at the time of conversion pursuant to Section 2 hereof.

     (f) No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

     (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common




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          Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

3. Voting Rights. The Series A Preferred Stock shall have no voting rights except as required by law and except that approval of Philips, as long as Philips is a holder of shares of Series A Preferred Stock, or more than fifty percent (50%) of the outstanding shares of Series A Preferred Stock, in the event that Philips is no longer such a holder, shall be required as to any amendment to the Certificate or this Certificate of Designation that: (i) changes or alters the rights of the Series A Preferred Stock so as to adversely affect the rights and privileges of the holders of the Series A Preferred Stock, or (ii) increases the number of authorized shares of Series A Preferred Stock.

4.   Redemption.

     (a) Redemption of Series A Preferred Stock. In the event a Redemption Event shall occur on or before June 30, 2002, the Corporation shall, at the request of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, redeem all outstanding shares of Series A Preferred Stock at the Redemption Price; provided, that, if the Redemption Event is a Company Sale, such Redemption Event shall not give rise to a redemption of the Series A Preferred Stock pursuant to this Section 4. Holders of Series A Preferred Stock requesting redemption hereunder shall promptly notify the Corporation. Such notice (the "Redemption Notice") shall specify the date of the requested redemption (the "Redemption Date") and shall be given, if at all, during either the First Election Period or the Second Election Period, as the case may be. The Corporation shall reply to the Redemption Notice within fifteen (15) days by notifying the holder or holders of Series A Preferred Stock requesting redemption hereunder of the number of shares which the Corporation may lawfully redeem consistent with the requirements of Section 160 of the Delaware General Corporation Law on the date specified for redemption.

     (b) Redemption Payments. For each share of Series A Preferred Stock which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in immediately




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          available funds equal to the Redemption Price. If the funds of the
          Corporation legally available for redemption of shares of Series A Preferred Stock on the Redemption Date consistent with the requirements of Section 160 of the Delaware General Corporation Law are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available under Section 160 of the Delaware General Corporation Law shall be used to redeem the maximum possible number of shares of Preferred Stock pro rata among the holders of Series A Preferred Stock to be redeemed based upon the aggregate number of shares of Series A Preferred Stock held by each such holder in accordance with subsection (c) below. At any time thereafter when additional funds of the Corporation are legally available under
          Section 160 of the Delaware General Corporation Law for the redemption of shares of Series A Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of Series A Preferred Stock which the Corporation has become obligated to redeem on the Redemption Date but which it has not so redeemed.

     (c) Determination of the Number of Each Holder's Shares to be Redeemed. The number of shares of Series A Preferred Stock to be redeemed from each holder thereof in redemptions of fewer than all of the outstanding shares of Series A Preferred Stock hereunder shall be the number of shares determined by multiplying the total number of Series A Preferred Stock, to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series A Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Series A Preferred Stock then outstanding. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.

5. Ranking. The shares of Series A Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets upon liquidation, unless the terms of any such series or class shall provide otherwise.

6. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, converted or otherwise acquired by the Corporation in any manner whatsoever shall be retired and




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     cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares (or fractions of shares) of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

7. Common Stock Definition. As used in this resolution, the term "Common Stock" shall mean the class of stock designated as the common stock, par value $.001 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the common stock.


IN WITNESS WHEREOF, Uniphase Corporation has caused this Certificate to be signed by its President and its Assistant Secretary this 29th day of May, 1998.


                                        UNIPHASE CORPORATION


                                        By: /s/ KEVIN KALKHOVEN
                                           -------------------------------------
                                            Kevin Kalkhoven
                                            President


                                        By: /s/ MICHAEL C. PHILLIPS
                                           -------------------------------------
                                            Michael C. Phillips
                                            Assistant Secretary